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                                                                     Exhibit 4.3

                               WRITTEN CONSENT OF

                        SUPERMAJORITY HOLDERS OF SERIES B

                        CONVERTIBLE REDEEMABLE PREFERRED

                              STOCK OF ORBCOMM INC.

                                October 11, 2006

              The undersigned, collectively constituting the Supermajority Preferred Holders (as defined in the Certificate of Incorporation referenced below) of the holders of Series B Convertible Redeemable Preferred Stock (the "Series B Preferred Stock") of ORBCOMM Inc., a Delaware Corporation (the "Company"), in accordance with Section 242 of the general corporation law of the State of Delaware and pursuant to Article Fourth - Series A and Series B Preferred Stock - Section (4)(b)(iii) of the Company's Third Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), hereby irrevocably consent, subject to satisfaction of each of the conditions and provisions set forth below, to the taking of the following action and direct that this consent be filed in the minute books of the Company:

              RESOLVED that each share of Series A Preferred Stock (as defined in the Certificate of Incorporation) and Series B Preferred Stock of the Company shall automatically be converted into shares of Common Stock (as defined in the Certificate of Incorporation) at the Series A Conversion Price (as defined in the Certificate of Incorporation) for such Series A Preferred Stock then in effect and the Series B Conversion Price (as defined in the Certificate of Incorporation) for such Series B Preferred Stock then in effect immediately upon the closing of the initial public offering by the Company of its shares of Common Stock pursuant to the Company's Registration Statement (Registration No. 333-134088) filed with the Securities and Exchange Commission (the "Initial Public Offering").

              The effectiveness of this written consent shall be subject to the following conditions:

              a. If the offering price per share in the Initial Public Offering is less than $12.50 per share, payment by the Company at the closing of the Initial Public Offering to the holders of Series B Preferred Stock of an amount per share equal to the difference between (i) $6.05 and (ii) the quotient of (A) the offering price per share in the Initial Public Offering divided by (B) 2.114;


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              b.   the offering price per share in the Initial Public Offering being no less than $11.00 per share and no greater than $12.77 per share; and

              c.   the closing of the Initial Public Offering.

              For the avoidance of doubt, if any of the conditions set forth above is not satisfied at the closing of the Initial Public Offering (or if the Initial Public Offering is not consummated on or before December 31, 2006), then this written consent shall be void and of no further force and effect (and the shares of Series A Preferred Stock and Series B Preferred Stock shall not be converted into Common Stock pursuant to this written consent).

              This written consent of the holders of Series B Preferred Stock may be executed in counterparts with the same effect as if the signatures were shown on one document.

Dated: October 11, 2006



PCG Satellite Investments, LLC

By:     CALPERS/PCG Corporate Partners LLC,
        A Delaware limited liability company

Its:    Managing Member

        By:       PCG Corporate Partners Investments LLC
        Its:      Manager

            By:   PCG Corporate Group Holdings, LLC
            Its:  Managing Member

                  By: /s/ Timothy Kelleher
                     ------------------------------
                  Name: Timothy Kelleher
                  Its:  Managing Member


7,836,228 Shares of Series B Preferred Stock



                     (Signature Pages Continue on Next Page)


                                       2



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Ridgewood Satellite LLC

By:     Ridgewood Venture Management Corporation
Its:    Manager

        By: /s/ Robert Gold
            ------------------------------
        Name:  Robert Gold
        Title: President

2,810,696 Shares of Series B Preferred Stock

MH Investors Satellite LLC

By:
   ---------------------------------------
Name:
Title:

3,722,084 Shares of Series B Preferred Stock

OHB Technology A.G.

By: /s/ Marco Fuchs
   ---------------------------------------
Name:  Marco Fuchs
Title: Chief Executive Officer

997,270 Share of Series B Preferred Stock

Northwood Ventures LLC

By: /s/ Peter Schiff
   ---------------------------------------
Name:  Peter Schiff
Title: President

416,873 Shares of Series B Preferred Stock

Northwood Capital Partners LLC

By: /s/ Peter Schiff
   ---------------------------------------
Name:  Peter Schiff
Title: President

79,404 Shares of Series B Preferred Stock

346 Hillcrest F&F Partners LLC

By: /s/ Jerome B. Eisenberg
   ---------------------------------------
Name:  Jerome B. Eisenberg
Title: Managing Member

248,138 Shares of Series B Preferred Stock




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